EXHIBIT 10.5


                            OPTION EXCHANGE AGREEMENT

             THIS AGREEMENT is made as of the 6th day of February, 1995, among Thermo Process Systems Inc., a Delaware Corporation
        ("Thermo"), and Emil C. Herkert, an individual whose primary residence is in the State of New Jersey ("Optionee").

             WHEREAS, pursuant to a Stock Purchase and Sale Agreement of even date herewith (the "Purchase and Sale Agreement"), Thermo has acquired 100% of the outstanding capital stock of Engineering Technology and Knowledge Corporation, a Delaware corporation ("ETKC");

             WHEREAS, ETKC owns 100% of the capital stock of Elson T. Killam Associates, Inc., a New Jersey corporation ("Killam");

             WHEREAS, Killam adopted an Incentive Stock Option Plan effective as of December 15, 1987 (the "Stock Option Plan");

             WHEREAS, the pursuant to a stock option agreement dated as of December 15, 1987, a copy of which is attached as Exhibit A hereto (the "Option Agreement"), Optionee owns a vested option (the "Killam Option") to purchase, in the aggregate, 365.52 shares of the capital stock of Killam (after taking into account the cancellation of the Killam Option with respect to certain shares of the capital stock of Killam (the "Killam Stock"); and

             WHEREAS, Thermo wishes to acquire such Killam Option and to substitute therefor an economically equivalent option to purchase shares of Thermo's common stock, $.10 par value per share (the "Thermo Stock");

             NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein and of the mutual promises set forth in the Purchase and Sale Agreement, and intending to be legally bound, the parties hereto hereby agree as follows:

             SECTION 1. ASSUMPTION OF THE STOCK OPTION PLAN AND THE KILLAM OPTION. Except as set forth below, Thermo hereby assumes and agrees to perform and discharge all liabilities, obligations and commitments of Killam which are set forth in the Stock Option Plan and the Option Agreement. Thermo and Optionee hereby agree that the Killam Option is hereby converted, without any further action on the part of either party, into an option (the "Thermo Option") to purchase an aggregate of 250,000 shares of Thermo Stock. Thermo and Optionee hereby agree that the exercise price of the Thermo Option shall be $.0824 per share of Thermo Stock. The assumption of the Stock Option Plan and the Killam Option and the conversion thereof of into the Thermo Option as provided herein shall not give Optionee additional benefits which he did not have immediately prior to the date hereof, result in any

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        acceleration of any vesting schedule for any Killam Option, or relieve Optionee of any obligation or restriction applicable to the Killam Option or the Killam Stock obtainable upon exercise of the Killam Option, including without limitation obligations and restrictions imposed by that certain Shareholders' Agreement dated January 29, 1995, as amended from time to time. Thermo and Optionee agree that the foregoing assumption and conversion of the Killam Option is intended to comply with Internal Revenue Code Regulations governing incentive stock option roll-overs.

             SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONEE. Optionee represents and warrants to, and covenants with, Thermo that:

             2.1. OPTION AGREEMENT. Attached hereto as Exhibit 1 is a true, correct and complete copy of Optionee's Option Agreement. The Option Agreement has not been amended, and is the sole instrument to which Optionee is a party that purports to grant Optionee any right to acquire shares of Killam Stock. Optionee is the sole true, legal and beneficial owner of the Killam Option. Optionee has not previously sold or transferred any interest in the Killam Option to any third party, has not pledged, mortgaged, hypothecated or otherwise encumbered the Killam Option or any or all of the Killam Stock. No third party has been granted or has otherwise obtained, whether by operation of law or otherwise, any lien, security interest or other interest, contingent or otherwise, in or with respect to the Killam Option or in or with respect to any or all of the Killam Stock.

             2.2. AUTHORITY. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Optionee. This Agreement constitutes the valid and binding obligation of Optionee enforceable against him in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors or by general principles of equity. Neither the execution, delivery and performance of this Agreement by Optionee, nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in such a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement or other instrument or obligation to which Optionee is a party or by which Optionee or any of his properties or assets may be bound or affected; or (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to Optionee or his properties or assets.

             2.3.  INVESTMENT REPRESENTATIONS.

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                  (a)  Optionee has, in connection with his decision to
             acquire the Thermo Option, relied solely upon Thermo's Confidential Placement Memorandum dated January 29, 1995 and the documents incorporated therein by reference; and

                  (b) Taking into account the personnel and resources Optionee can practically bring to bear on the acquisition of the Thermo Options and the Thermo Stock contemplated hereby, Optionee is knowledgeable, sophisticated and experienced in making, and is able to make, decisions with respect to investments in securities presenting an investment decision like that involved in the acquisition of the Thermo Option and the Thermo Stock, including investments in securities issued by Thermo, and to assess the risks and merits presented by the acquisition of the Thermo Stock and the Thermo Options, and has requested, received, reviewed and considered all information he deems relevant in making an informed decision to acquire the Thermo Stock and the Thermo Options.

             SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THERMO. Thermo hereby represents and warrants to, and covenants with, Optionee as follows:

             3.1.  ORGANIZATION AND QUALIFICATION.   Thermo is a
        corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

             3.2.  AUTHORITY.   The execution and delivery of this
        Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Thermo. This Agreement constitutes the valid and binding obligation of Thermo enforceable against Thermo in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors or by general principles of equity. Neither the execution, delivery and performance of this Agreement by Thermo, nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in such a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Thermo, each as amended, or of any note, bond, mortgage, indenture, agreement or other instrument or obligation to which Thermo is a party or by which Thermo or any of its properties or assets may be bound or affected; or (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to Thermo or its properties or assets.

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             3.3.   ASSUMPTION OF THE STOCK OPTION PLAN AND THE KILLAM
        OPTION; ISSUANCE, SALE AND DELIVERY OF THE THERMO STOCK. The assumption of the Stock Option Plan and the Killam Option in accordance with the terms of this Agreement, and the conversion of the Killam Option into the Thermo Option, have been duly authorized under applicable law by all requisite corporate action. The Thermo Stock (as set forth in Section 1) will be delivered to Optionee upon exercise of the Thermo Option, and upon payment by Optionee of the exercise price therefor, and as and when delivered, will be validly issued and outstanding, fully paid and nonassessable.

             3.4. ACCURACY OF INFORMATION. The information contained in the Memorandum is true and correct in all material respects as of the date thereof.

             SECTION 4. NOTICES. All notices, requests, demands, consents and other communications which are required or permitted hereunder shall be in writing, and shall be deemed given when actually received or if earlier, two days after deposit with the U.S. postal authorities, certified or registered mail, return receipt requested, postage prepaid or two days after deposit with an internationally recognized air courier or express mail, charges prepaid, addressed as follows:

             If to Thermo:

                  Thermo Process Systems Inc.
                  c/o Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, Massachusetts  02254-9046
                  Attention:  President

             With a copy to:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, Massachusetts  02254
                  Attention:  General Counsel

             If to Optionee:

                  Emil C. Herkert
                  c/o Killam Associates Inc.
                  27 Bleeker Street
                  P. O. Box 32
                  Millburn, New Jersey  07041-0032

             With a copy to:

                  Norris, McLaughlin & Marcus
                  721 Route 202-206
                  P. O. Box 1018

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                  Somerville, New Jersey  08876-1018
                  Attention: John J. Eagan, Esq.

        or to such other address as any party hereto may designate in writing to the other parties, specifying a change of address for the purpose of this Agreement.

             SECTION 5. CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by Thermo and Optionee.

             SECTION 6. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

             SECTION 7. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

             SECTION 8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws governing the Option Agreement.

             SECTION 9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.


             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


        THERMO PROCESS SYSTEMS INC.        OPTIONEE


        By:  /s/ John P. Appleton          /s/ Emil C. Herkert

        Printed Name: John P. Appleton     Printed Name: Emil C. Herkert

        Title: President